Exhibit 10.19

AGREEMENT

THIS AGREEMENT is executed on September 28th, 2022, to confirm and document certain actions completed and agreements made by and among: (i) JP Outfitters, LLC, a Delaware limited liability company (“JPO”), (ii) Sterling Apparel Limited, a Hong Kong limited company (“Sterling”), and (iii) Santai Global Asset Management, Ltd. fka Santai Biotechnology Research Institute Company Limited, a Hong Kong limited company (“Santai’). JPO, Sterling, Asiamax and Santai referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

A. JPO and Santai entered into a Capital Contribution Acknowledgement and Consent dated September 14th, 2022 (‘‘CCAC’}

B. The CCAC described certain actions taken with respect to amounts owed to Sterling by JPO and payments by Santai to Sterling which affect the capital of Santai in JPO. The CCAC is hereby incorporated herein by reference.

In light of the Background described above, the Parties hereby acknowledge and consent to the following:

1. Sterling has sold and supplied apparel and other items to JPO.

2. JPO had a promissory note payable to Santai of $500,000 (which was assigned to Santai from a Sterling wholly-owned subsidiary Asiamax Holdings Limited on March 28th, 2022) and a note payable to Sterling of $3,050,000 as of December 31st, 2021

3. After taking into consideration the effect of the CCAC, Santai has agreed to acquire from Sterling the note payable due to Sterling by JPO in the amount of US$3,050,000 as stated in (2) above, reducing the debt due to Sterling by JPO in a like amount and increasing a debt due Sterling by Santai in a like amount.

4. Santai now agrees to convert the promissory note receivable of $500,000 from JPO and the note receivable of $3,050,000 from JPO it just acquired from Sterling into capital contribution to JPO. Hereafter, JPO will convert $3,550 000 of its debt ($500,000 payable to Santai and $3,050,000 payable to Sterling) into equity, and Santai will record a note payable to Sterling of $3,050,000.

5. From time to time after hereafter, Santai may agree to pay additional amounts to Sterling or acquire debts payable to Sterling on behalf of JPO.

6. Sterling and JPO have agreed to determine a repayment schedule for JPO to pay off the balance of its accounts payable due to Sterling.

Signature Page to Acknowledgement and Consent

JP OUTFITTERS, LC

By:	/s/ Arnold Cohen
Name:	Arnold Cohen
Title:	Managing director

STERLING APPAREL LIMITED

By:	/s/ Wong Mei Wai Alice
Name:	Wong Mei Wai Alice
Title:	Executive Director and Chief Executive officer

SANTAI GLOBAL ASSET MANAGEMENT. LTD FKA SANTAI BIOTECHNOLOGY RESEARCH INSTITUTE COMPANY LIMITED

By:	/s/ Choi Siu Wai William
Name:	Choi Siu Wai William
Title:	Director